UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2018

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)
(405) 252-4600 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2018, Gulfport Energy Corporation (“Gulfport”) entered into Amendment No. 2 (the “Amendment”) to that certain Amended & Restated Master Services Agreement for Pressure Pumping Services, effective as of October 1, 2014, as amended effective January 1, 2016 (the “Existing Pressure Pumping Agreement”), with Stingray Pressure Pumping LLC (“Stingray Pressure Pumping”), a wholly-owned subsidiary of Mammoth Energy Services, Inc. (Nasdaq: Tusk) (“Mammoth”). Under the Existing Pressure Pumping Agreement, Stingray Pressure Pumping provides hydraulic fracturing, stimulation and related completion and rework services to Gulfport with two dedicated frac spreads and related equipment (the “Pressure Pumping Services”). The initial term of the Existing Pressure Pumping Agreement was schedule to expire on September 30, 2018. The Amendment extends the term of the Existing Pressure Pumping Agreement until December 31, 2021, unless it is terminated earlier in accordance with its terms, and expands the service area to include both Ohio and Oklahoma. The Amendment also provides that Gulfport has the right to suspend Pressure Pumping Services for up to one crew by providing Stingray Pressure Pumping with at least 90 days prior written notice. While such services are suspended, Gulfport will have no payment or other obligation to Stingray Pressure Pumping associated with the suspended crew. Stingray Pressure Pumping will be obligated to resume any such suspended Pressure Pumping Services upon 90 days prior written notice by Gulfport to Stingray Pressure Pumping, unless such notice is waived by Stingray Pressure Pumping. Unless the parties otherwise mutually agree, Gulfport’s request for the resumption of any suspended Pressure Pumping Services shall be for a minimum of 45 days. The Amendment also provides that monthly service fees payable by Gulfport to Stingray Pressure Pumping under the Existing Pressure Pumping Agreement will be adjusted on a pro-rata basis for any resumption period.

The Amendment also provides that for the period July 1, 2018 through September 30, 2018 (the “Initial Suspension Period”), the Pressure Pumping Services contemplated by the Existing Pressure Pumping Agreement will be suspended and Stingray Pressure Pumping may use the dedicated frac spreads for other customers; provided, however, if during the Initial Suspension Period Stingray Pressure Pumping’s use of the dedicated frac spreads for other customers does not reach a certain level, then Gulfport will pay agreed costs to Stingray Pressure Pumping and Stingray Pressure Pumping will perform services for Gulfport with respect to such amount. In addition, if during the Initial Suspension Period Stingray Pressure Pumping is unable to utilize the dedicated frac spreads for other customers, Gulfport will pay agreed recoupment costs to Stingray Pressure Pumping. Such recoupment costs, if any, will be paid by Gulfport, and the related recoupment services will be performed by Stingray Pressure Pumping, during the period October 1, 2018 to December 31, 2018.

Gulfport owns approximately 22% of Mammoth’s outstanding common stock. One of Mammoth’s directors is Gulfport’s designee pursuant to that certain investor rights agreement between Mammoth and Gulfport, dated as of October 12, 2016, entered into by the parties thereto in connection with Mammoth’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: July 13, 2018	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer